Exhibit 99.1

For further information:
David B. Ramaker, CEO
Dennis L. Klaeser, CFO
989-839-5350
Chemical Financial Corporation Reports Fourth Quarter and Full Year 2016 Results
MIDLAND, MI, January 25, 2017 -- Chemical Financial Corporation ("Corporation" or "Chemical") (NASDAQ:CHFC) today announced 2016 fourth quarter net income of $47.2 million, or $0.66 per diluted share, compared to 2016 third quarter net income of $11.5 million, or $0.23 per diluted share, and 2015 fourth quarter net income of $25.5 million, or $0.66 per diluted share. For the year ended December 31, 2016, net income was $108.0 million, or $2.17 per diluted share, compared to net income for the year ended December 31, 2015 of $86.8 million, or $2.39 per diluted share. The increase in net income in the fourth quarter, compared to both the third quarter of 2016 and the fourth quarter of 2015, was driven significantly by the reduction in merger and transaction-related expenses ("transaction expenses") from the completion of the Corporation's merger with Talmer Bancorp, Inc. ("Talmer") and the inclusion of Talmer operations for the full quarter compared to one month's inclusion of operations in the third quarter of 2016 and no inclusion during the fourth quarter of 2015.
Excluding transaction expenses, net gain on the sale of branches and the change in fair value in loan servicing rights ("significant items"), net income for the fourth quarter of 2016 was $49.9 million, or $0.70 per diluted share, compared to $37.5 million, or $0.75 per diluted share, and $26.9 million, or $0.70 per diluted share in the third quarter of 2016 and the fourth quarter of 2015, respectively.(1) Net income for the full year 2016, excluding significant items was $140.5 million, or $2.81 per diluted share, compared to $92.3 million, or $2.54 per diluted share for the full year 2015.(1)
During the fourth quarter of 2016, transaction expenses of $18.0 million were partially offset by $7.4 million of net gain on the sale of branches and a $6.4 million gain due to the change in fair value in loan servicing rights. The third quarter of 2016 included the impact of $37.5 million of transaction expenses and a $1.3 million detriment to earnings due to the change in fair value in loan servicing rights, while the fourth quarter of 2015 included $2.1 million of transaction expenses.
"Our fourth quarter financial results reflect both a solid finish to a milestone year and a strong base from which Chemical Financial Corporation will move forward. During the quarter, we completed the integration of Talmer Bank and Chemical Bank, our fourth successful integration over the past two years. Continued stable economic conditions in our core markets facilitated significant organic loan growth during the quarter, and we believe we have an attractive pipeline as we look forward to 2017," noted David B. Ramaker, Chief Executive Officer and President of the Corporation. “Since year-end 2014, we have more than doubled our asset base and expanded our delivery network beyond Michigan into northeast Ohio and northern Indiana. We have paired a targeted acquisition strategy with attractive organic growth across the Chemical franchise to achieve these results, never losing sight of our primary goal of meeting the financial service needs of the communities we serve and delivering strong results for our shareholders.”

The Corporation's return on average assets was 1.09% during the fourth quarter of 2016, compared to 0.37% in the third quarter of 2016 and 1.11% in the fourth quarter of 2015. The Corporation's return on average shareholders' equity was 7.4% in the fourth quarter of 2016, compared to 2.9% in the third quarter of 2016 and 10.2% in the fourth quarter of 2015. Excluding significant items, the Corporation's return on average assets was 1.16% during the fourth quarter of 2016, compared to 1.22% in the third quarter of 2016 and 1.17% in the fourth quarter of 2015 and the Corporation's return on average shareholders' equity was 7.8% in the fourth quarter of 2016, compared to 9.6% in the third quarter of 2016 and 10.7% in the fourth quarter of 2015.(2)
Net interest income was $132.4 million in the fourth quarter of 2016, $35.6 million, or 36.8%, higher than the third quarter of 2016 and $57.0 million, or 75.5%, higher than the fourth quarter of 2015. The increase in net interest income in the fourth quarter of 2016 over the third quarter of 2016 was primarily attributable to loans acquired in the merger with Talmer, although also partially attributable to organic loan growth. The increase in net interest income in the fourth quarter of 2016 over the fourth quarter of 2015 was attributable to the positive impact of 2016 organic loan growth and the impact of the merger with Talmer. The Corporation experienced net organic loan growth of $275.0 million during the fourth quarter of 2016 and $837.2 million during the year ended December 31, 2016. The merger with Talmer added $4.88 billion of loans on August 31, 2016.
The net interest margin was 3.48% in the fourth quarter of 2016, compared to 3.49% in the third quarter of 2016 and 3.55% in the fourth quarter of 2015. The net interest margin (on a tax-equivalent basis) was 3.56% in the fourth quarter of 2016, compared to 3.58% in the third quarter of 2016 and 3.64% in the fourth quarter of 2015.(3) The decrease in the net interest margin (on a tax-equivalent basis) in the fourth quarter of 2016, compared to the third quarter of 2016, was due primarily to an increase in FHLB borrowing costs, while the decrease in the fourth quarter of 2016, compared to the fourth quarter of 2015, was largely due to an increase in cost of funds significantly due to debt obtained related to transactions. The average yield on the loan portfolio was 4.18% in the fourth quarter of 2016, compared to 4.12% in the third quarter of 2016 and 4.16% in the fourth quarter of 2015. Interest accretion from purchase accounting discounts on acquired loans contributed 14 basis points to the Corporation's net interest margin (on a tax-equivalent basis) in the fourth quarter of 2016, compared to 11 basis points in the third quarter of 2016 and four basis points in the fourth quarter of 2015. Interest accretion on acquired loans comprised 16 basis points of the yield on the Corporation's loan portfolio in the fourth quarter of 2016, compared to 13 basis points in the third quarter of 2016 and five basis points in the fourth quarter of 2015. The Corporation's average cost of funds was 0.33% in the fourth quarter of 2016, compared to 0.25% in both the third quarter of 2016 and the fourth quarter of 2015.
Net interest income was $381.1 million for the year ended December 31, 2016, $107.1 million, or 39.1%, higher than 2015, with the increase attributable to a combination of organic loan growth and the impact of the merger with Talmer. The average balance of loans outstanding during the year ended December 31, 2016 were up $2.71 billion compared to the prior year, with the increase driven by the $4.88 billion of loans added on August 31, 2016 from the merger with Talmer and the $837.2 million of organic loan growth during 2016. The net interest margin was 3.51% in 2016 and 3.49% in 2015. The net interest margin (on a tax equivalent basis) was 3.60% in 2016 and 3.58% in 2015.(3)
The provision for loan losses was $6.3 million in the fourth quarter of 2016, compared to $4.1 million in the third quarter of 2016 and $2.0 million in the fourth quarter of 2015. The increase in the provision for loan losses in the fourth quarter of 2016, compared to both the third quarter of 2016 and the fourth quarter of 2015, was primarily due to organic growth in the loan portfolio. The provision for loan losses was $14.9 million for the year ended December 31, 2016, compared to $6.5 million in 2015, with the increase primarily due to organic growth in the loan portfolio.
Net loan charge-offs were $1.8 million, or 0.06% of average loans, in the fourth quarter of 2016, compared to $1.8 million, or 0.08% of average loans, in the third quarter of 2016 and $4.3 million, or 0.24% of average loans, in the fourth quarter of 2015. The decrease in net loan charge-offs in the fourth quarter of 2016, compared to the fourth quarter of 2015, was partially attributable to a $1.6 million net loan charge-off from one commercial loan relationship occurring in the fourth quarter of 2015. Net loan charge-offs totaled $9.9 million, or 0.11% of average loans, during the year ended December 31, 2016, compared to $8.9 million, or 0.13% of average loans, in 2015.
The Corporation's nonperforming loans totaled $44.3 million at December 31, 2016, compared to $41.3 million at September 30, 2016 and $62.2 million at December 31, 2015. Nonperforming loans comprised 0.34% of total loans at December 31, 2016, compared to 0.32% at September 30, 2016 and 0.86% at December 31, 2015. The reduction in nonperforming loans as a percentage of total loans at December 31, 2016, compared to December 31, 2015, was due to the combined impact of overall improvements in credit quality within the Corporation's loan portfolios and the addition of $4.88 billion of loans acquired in the Talmer merger that are all classified as performing as these acquired loans are recorded in pools at their net realizable value.
At December 31, 2016, the allowance for loan losses of the originated loan portfolio was $78.3 million, or 1.05% of originated loans, compared to $73.8 million, or 1.09% of originated loans, at September 30, 2016 and $73.3 million, or 1.26% of originated loans, at December 31, 2015. The decrease in the allowance coverage as a percentage of originated loans at December 31, 2016, compared to December 31, 2015, was primarily due to an overall improvement in credit quality and a decline in net credit charge-offs. The allowance for loan losses of the originated loan portfolio as a percentage of nonperforming loans was 176.5% at December 31, 2016, compared to 178.6% at September 30, 2016 and 117.8% at December 31, 2015.
Noninterest income was $54.3 million in the fourth quarter of 2016, compared to $27.8 million in the third quarter of 2016 and $20.1 million in the fourth quarter of 2015. Noninterest income in the fourth quarter of 2016 was higher than the third quarter of 2016 and the fourth quarter of 2015 primarily due to incremental revenue resulting from the merger with Talmer, in addition to a net gain on the sales of the Chicago, Illinois and Las Vegas, Nevada branches totaling $7.4 million and a $6.4 million benefit to earnings due to a change in fair value in loan servicing rights included within "mortgage banking revenue".
Noninterest income was $122.4 million for the year ended December 31, 2016, compared to $80.2 million in 2015. The increase was primarily due to incremental revenue resulting from the merger with Talmer in August 2016 and the acquisitions of Lake Michigan Financial Corporation in May 2015 and Monarch Community Bancorp in April 2015.
Operating expenses were $114.3 million in the fourth quarter of 2016, compared to $106.1 million in the third quarter of 2016 and $57.8 million in the fourth quarter of 2015. Operating expenses included transaction expenses of $18.0 million in the fourth quarter of 2016, $37.5 million in the third quarter of 2016 and $2.1 million in the fourth quarter of 2015. Excluding transaction expenses, operating expenses were $96.3 million in the fourth quarter of 2016, $27.6 million, or 40.2%, higher than the third quarter of 2016 and $40.5 million, or 72.7%, higher than the fourth quarter of 2015. The increase in operating expenses, excluding transaction expenses, in the fourth quarter of 2016, compared to both the third quarter of 2016 and the fourth quarter of 2015, was due to the incremental expenses resulting from the merger with Talmer.
Operating expenses were $338.4 million for the year ended December 31, 2016, compared to $223.9 million in 2015. Operating expenses included transaction expenses of $61.1 million in 2016 and $7.8 million in 2015. Excluding these transaction expenses, operating expenses were $277.3 million in 2016, an increase of $61.2 million, or 28.3%, over 2015, with the increase due primarily to incremental operating costs associated with the merger with Talmer.
The efficiency ratio is a measure of operating expenses as a percentage of net interest income and noninterest income. The Corporation's efficiency ratio was 61.2% in the fourth quarter of 2016, 85.2% in the third quarter of 2016 and 60.5% in the fourth quarter of 2015. The Corporation's efficiency ratio was 67.2% for the year ended December 31, 2016 and 63.2% for 2015. The Corporation's adjusted efficiency ratio, which excludes transaction expenses, changes in fair value of the legacy Talmer loan servicing portfolio, amortization of intangibles and net gains on sales of branches, closed branch locations and investment securities, was 53.7% in the fourth quarter of 2016, 52.6% in the third quarter of 2016 and 55.8% in the fourth quarter of 2015. The Corporation's adjusted efficiency ratio was 54.4% for the year ended December 31, 2016 and 58.7% for 2015.(4)
Total assets were $17.36 billion at December 31, 2016, compared to $17.38 billion at September 30, 2016 and $9.18 billion at December 31, 2015. The increase in total assets during the twelve months ended December 31, 2016 was primarily attributable to the merger with Talmer. As of the merger date, Talmer added total assets of $7.71 billion, including total loans of $4.88 billion and goodwill of $846.7 million.
Total loans were $12.99 billion at December 31, 2016, up $275.0 million, or 2.2%, from total loans of $12.72 billion at September 30, 2016 and up $5.72 billion, or 78.7%, from total loans of $7.27 billion at December 31, 2015. As of the merger date, the Corporation added $4.88 billion of loans as part of the merger with Talmer. Loan growth of $275.0 million during the fourth quarter of 2016 resulted from the impact of $702.5 million growth in the originated loan portfolio, partially offset by a $427.5 million decrease in the acquired loan portfolios. Loan growth, excluding the impact of the Talmer acquisition, of $837.2 million during the year ended December 31, 2016 resulted from the impact of $1.65 billion growth in the originated loan portfolio, partially offset by an $813.2 million decrease in the acquired loan portfolios.
Total deposits were $12.87 billion at December 31, 2016, compared to $13.27 billion at September 30, 2016 and $7.46 billion at December 31, 2015. As of the merger date, the Corporation added $5.29 billion of deposits as part of the merger with Talmer, including $403.2 million of brokered deposits. During the fourth quarter of 2016, the Corporation reduced the balance of brokered deposits by $248.5 million. The Corporation experienced net run-off in customer deposits of $402.4 million during the fourth quarter of 2016; however, the Corporation also experienced net organic growth in customer deposits of $317.3 million for the year ended December 31, 2016.
Securities sold under agreements to repurchase with customers were $343.0 million at December 31, 2016, compared to $326.8 million at September 30, 2016 and $297.2 million at December 31, 2015. Short-term borrowings were $825.0 million at December 31, 2016, compared to $400.0 million at September 30, 2016 and $100.0 million at December 31, 2015 and consisted of short-term FHLB advances utilized by the Corporation to fund short-term liquidity needs. Long-term borrowings were $597.8 million at December 31, 2016, compared to $676.6 million at September 30, 2016 and $242.4 million at December 31, 2015. The increase in borrowings during the twelve months ended December 31, 2016 was primarily attributable to the merger with Talmer and the Corporation borrowing $125.0 million under a three-year credit facility to partially fund the cash portion of the merger consideration.
The Corporation's shareholders' equity to total assets ratio was 14.9% at December 31, 2016, compared to 14.7% at September 30, 2016 and 11.1% at December 31, 2015. The Corporation's tangible shareholders' equity to assets ratio and total risk-based capital ratio were 8.8% and 11.5% (estimated), respectively, at December 31, 2016, compared to 8.7% and 11.1%, respectively, at September 30, 2016 and 8.1% and 11.8%, respectively, at December 31, 2015.(5) The Corporation's book value was $36.57 per share at December 31, 2016, compared to $36.37 per share at September 30, 2016 and $26.62 per share at December 31, 2015. The Corporation's tangible book value was $20.20 per share at December 31, 2016, compared to $19.99 per share at September 30, 2016 and $18.78 per share at December 31, 2015.(6)
(1) Net income, excluding significant items, and diluted earnings per share, excluding significant items, are non-GAAP financial measures. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measures.
(2) Return on average assets, excluding significant items, and return on average shareholders’ equity, excluding significant items, are non-GAAP financial measures. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measures.
(3) Net interest margin, on a tax equivalent basis, is a non-GAAP financial measure. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Average Balances, Fully Tax Equivalent (FTE) Interest and Effective Yields and Rates” for a reconciliation of net interest income used to compute net interest margin on a tax equivalent basis to the most directly comparable GAAP financial measure.
(4) Adjusted efficiency ratio is a non-GAAP financial measure. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
(5) Tangible equity to tangible assets ratio is a non-GAAP financial measure. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.
(6) Tangible book value per share is a non-GAAP financial measure. Please refer to the section entitled “Non-GAAP Financial Measures” in this press release and to the financial tables entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.

Conference Call Details
Chemical Financial Corporation will host a conference call to discuss its fourth quarter and full year 2016 operating results on Thursday, January 26, 2017 at 10:00 am ET. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-888-797-3007 and entering 879991 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbank.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
About Chemical Financial Corporation
Chemical Financial Corporation is the largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through its subsidiary bank, Chemical Bank, with 249 banking offices located in Michigan, northeast Ohio and northern Indiana. At December 31, 2016, the Corporation had total assets of $17.36 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issuers comprising The NASDAQ Global Select Market and the S&P MidCap 400 Index. More information about the Corporation is available by visiting the "Investor Info" section of its website at www.chemicalbank.com.
Non-GAAP Financial Measures
This press release contains references to financial measures which are not defined in generally accepted accounting principles ("GAAP"). Such non-GAAP financial measures include the Corporation's tangible equity to tangible assets ratio, tangible book value per share, presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis, and information presented excluding significant items, including net income, diluted earnings per share, return on average assets, return on average shareholders' equity, operating expenses and the efficiency ratio. These non-GAAP financial measures have been included as the Corporation believes they are helpful for investors to analyze and evaluate the Corporation's financial condition. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in the financial tables included with this press release.
Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and the Corporation. Words and phrases such as "anticipates," "believes," "continue," "estimates," "expects," "forecasts," "future," "intends," "is likely," "judgment," "look ahead," "look forward," "on schedule," "opinion," "opportunity," "plans," "predicts," "probable," "projects," "should," "strategic," "trend," "will," and variations of such words and phrases or similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to future levels of loan charge-offs, future levels of provisions for loan losses, real estate valuation, future levels of nonperforming assets, the rate of asset dispositions, future capital levels, future dividends, future growth and funding sources, future liquidity levels, future profitability levels, future deposit insurance premiums, future asset levels, the effects on earnings of future changes in interest rates, the future level of other revenue sources, future economic trends and conditions, future initiatives to expand the Corporation’s market share, expected performance and cash flows from acquired loans, future effects of new or changed accounting standards, future opportunities for acquisitions, opportunities to increase top line revenues, the Corporation’s ability to grow its core franchise, future cost savings and the Corporation’s ability to maintain adequate liquidity and capital based on the requirements adopted by the Basel Committee on Banking Supervision and U.S. regulators. All statements referencing future time periods are forward-looking.
Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment);

and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. All of the information concerning interest rate sensitivity is forward-looking. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on the Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
Risk factors include, but are not limited to, the risk factors described in Item 1A of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2016 Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	December 31, 2016	September 30, 2016	December 31, 2015
Assets
Cash and cash equivalents:
Cash and cash due from banks	$272,048	$286,351	$194,136
Interest-bearing deposits with the Federal Reserve Bank and other banks and federal funds sold	202,354	270,216	44,653
Total cash and cash equivalents	474,402	556,567	238,789
Investment securities:
Available-for-sale	1,234,964	1,303,381	553,731
Held-to-maturity	623,427	563,721	509,971
Total investment securities	1,858,391	1,867,102	1,063,702
Loans held-for-sale	81,830	276,061	10,327
Loans:
Total loans	12,990,779	12,715,789	7,271,147
Allowance for loan losses	(78,268)	(73,775)	(73,328)
Net loans	12,912,511	12,642,014	7,197,819
Premises and equipment	145,012	144,165	106,317
Loan servicing rights	58,315	51,393	11,122
Goodwill	1,133,534	1,137,166	287,393
Other intangible assets	40,211	35,700	26,982
Interest receivable and other assets	650,973	673,469	246,346
Total Assets	$17,355,179	$17,383,637	$9,188,797
Liabilities
Deposits:
Noninterest-bearing	$3,341,520	$3,264,934	$1,934,583
Interest-bearing	9,531,602	10,007,928	5,522,184
Total deposits	12,873,122	13,272,862	7,456,767
Interest payable and other liabilities	134,637	143,708	76,466
Securities sold under agreements to repurchase with customers	343,047	326,789	297,199
Short-term borrowings	825,000	400,000	100,000
Long-term borrowings	597,847	676,612	242,391
Total liabilities	14,773,653	14,819,971	8,172,823
Shareholders' Equity
Preferred stock, no par value per share	—	—	—
Common stock, $1 par value per share	70,599	70,497	38,168
Additional paid-in capital	2,210,762	2,207,345	725,280
Retained earnings	340,201	310,966	281,558
Accumulated other comprehensive loss	(40,036)	(25,142)	(29,032)
Total shareholders' equity	2,581,526	2,563,666	1,015,974
Total Liabilities and Shareholders' Equity	$17,355,179	$17,383,637	$9,188,797

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2016 Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation
(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2016	September 30, 2016(1)	December 31, 2015	December 31, 2016	December 31, 2015
Interest Income
Interest and fees on loans	$134,463	$97,103	$75,253	$383,545	$271,772
Interest on investment securities:
Taxable	4,687	2,575	2,044	10,989	8,786
Tax-exempt	3,940	3,072	2,583	12,317	9,073
Dividends on nonmarketable equity securities	582	358	633	1,973	1,648
Interest on deposits with the Federal Reserve Bank and other banks and federal funds sold	744	454	116	1,555	510
Total interest income	144,416	103,562	80,629	410,379	291,789
Interest Expense
Interest on deposits	8,866	5,836	4,120	23,021	15,406
Interest on short-term borrowings	875	459	110	1,660	453
Interest on long-term borrowings	2,228	458	923	4,617	1,922
Total interest expense	11,969	6,753	5,153	29,298	17,781
Net Interest Income	132,447	96,809	75,476	381,081	274,008
Provision for loan losses	6,272	4,103	2,000	14,875	6,500
Net interest income after provision for loan losses	126,175	92,706	73,476	366,206	267,508
Noninterest Income
Service charges and fees on deposit accounts	8,414	7,665	6,398	28,136	25,481
Wealth management revenue	6,034	5,584	5,151	22,601	20,552
Other charges and fees for customer services	9,981	7,410	6,189	30,246	25,513
Mortgage banking revenue	14,420	4,439	1,606	21,859	6,133
Gain on sale of branches	7,391	—	—	7,391	—
Gain on sale of investment securities	76	16	18	129	630
Other	7,948	2,656	690	11,988	1,907
Total noninterest income	54,264	27,770	20,052	122,350	80,216
Operating Expenses
Salaries, wages and employee benefits	57,631	40,565	32,971	165,213	127,920
Occupancy	7,644	5,462	4,620	23,525	18,213
Equipment and software	8,709	6,420	5,102	24,408	18,569
Merger and acquisition-related transaction expenses (transaction expenses)	18,016	37,470	2,085	61,134	7,804
Other	22,302	16,227	13,046	64,138	51,388
Total operating expenses	114,302	106,144	57,824	338,418	223,894
Income before income taxes	66,137	14,332	35,704	150,138	123,830
Income tax expense	18,969	2,848	10,200	42,106	37,000
Net Income	$47,168	$11,484	$25,504	$108,032	$86,830
Earnings Per Common Share:
Weighted average common shares outstanding-basic	70,171	49,107	38,150	49,091	36,081
Weighted average common shares outstanding-diluted	71,304	49,631	38,498	49,603	36,353
Basic earnings per common share	$0.67	$0.23	$0.67	$2.21	$2.41
Diluted earnings per common share	$0.66	$0.23	$0.66	$2.17	$2.39
Cash Dividends Declared Per Common Share	$0.27	$0.27	$0.26	$1.06	$1.00
Key Ratios (annualized where applicable):
Return on average assets	1.09%	0.37%	1.11%	0.90%	1.02%
Return on average shareholders' equity	7.4%	2.9%	10.2%	7.0%	9.4%
Net interest margin (tax-equivalent basis) (non-GAAP)	3.56%	3.58%	3.64%	3.60%	3.58%
Efficiency ratio - GAAP	61.2%	85.2%	60.5%	67.2%	63.2%
Efficiency ratio - adjusted (non-GAAP)	53.7%	52.6%	55.8%	54.4%	58.7%
(1) Third quarter 2016 information is revised to reflect the impact of the early adoption of ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting." The early adoption resulted in $752 thousand of excess tax benefits recognized within "Income tax expense" during the three months ended September 30, 2016 rather than previously recognized directly into equity within "Additional paid-in-capital."

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2016 Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands, except per share data)

	4th Quarter 2016	3rd Quarter 2016(1)	2nd Quarter 2016(1)	1st Quarter 2016(1)	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015

Summary of Operations
Interest income	$144,416	$103,562	$82,937	$79,464	$80,629	$78,851	$69,679	$62,630
Interest expense	11,969	6,753	5,442	5,134	5,153	5,234	3,944	3,450
Net interest income	132,447	96,809	77,495	74,330	75,476	73,617	65,735	59,180
Provision for loan losses	6,272	4,103	3,000	1,500	2,000	1,500	1,500	1,500
Net interest income after provision for loan losses	126,175	92,706	74,495	72,830	73,476	72,117	64,235	57,680
Noninterest income	54,264	27,770	20,897	19,419	20,052	20,215	20,674	19,275
Operating expenses, excluding transaction expenses (non-GAAP)	96,286	68,674	56,031	56,293	55,739	57,365	53,328	49,658
Transaction expenses	18,016	37,470	3,054	2,594	2,085	900	3,457	1,362
Income before income taxes	66,137	14,332	36,307	33,362	35,704	34,067	28,124	25,935
Income tax expense	18,969	2,848	10,532	9,757	10,200	9,600	9,100	8,100
Net income	$47,168	$11,484	$25,775	$23,605	$25,504	$24,467	$19,024	$17,835
Significant items, net of tax	2,777	25,992	1,985	1,686	1,355	585	2,659	885
Net income, excluding significant items	$49,945	$37,476	$27,760	$25,291	$26,859	$25,052	$21,683	$18,720

Per Common Share Data
Net income:
Basic	$0.67	$0.23	$0.67	$0.61	$0.67	$0.64	$0.54	$0.54
Diluted	0.66	0.23	0.67	0.60	0.66	0.64	0.54	0.54
Diluted, excluding significant items (non-GAAP)	0.70	0.75	0.72	0.65	0.70	0.65	0.61	0.57
Cash dividends declared	0.27	0.27	0.26	0.26	0.26	0.26	0.24	0.24
Book value - period-end	36.57	36.37	27.45	26.99	26.62	26.18	25.74	24.68
Tangible book value - period-end	20.20	19.99	19.68	19.20	18.78	18.32	17.89	18.95
Market value - period-end	54.17	44.13	37.29	35.69	34.27	32.35	33.06	31.36

Net interest margin (taxable equivalent basis) (non-GAAP)	3.56%	3.58%	3.70%	3.60%	3.64%	3.55%	3.59%	3.55%
Efficiency ratio - adjusted (non-GAAP)	53.7%	53.2%	54.6%	57.6%	55.8%	58.6%	59.4%	61.5%
Return on average assets	1.09%	0.37%	1.10%	1.02%	1.11%	1.05%	0.94%	0.98%
Return on average shareholders' equity	7.4%	2.9%	10.0%	9.3%	10.2%	9.8%	8.6%	9.0%
Average shareholders' equity as a percent of average assets	14.9%	12.7%	11.1%	11.0%	10.9%	10.7%	10.9%	10.8%
Capital ratios (period end):
Tangible shareholders' equity as a percent of tangible assets	8.8%	8.7%	8.2%	8.2%	8.1%	7.8%	7.8%	8.5%
Total risk-based capital ratio (2)	11.5%	11.1%	11.4%	11.5%	11.8%	11.6%	11.6%	13.0%
(1) The third quarter, second quarter and first quarter of 2016 information is revised to reflect the impact of the early adoption of ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting." The early adoption resulted in $752 thousand, $68 thousand and $343 thousand of excess tax benefits recognized within "Income tax expense" during the three months ended September 30, June 30 and March 31, 2016, respectively, rather than previously recognized directly into equity within "Additional paid-in-capital."
(2) Estimated at December 31, 2016.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2016 Operating Results

Average Balances, Tax Equivalent Interest and Effective Yields and Rates (Unaudited)(1)
Chemical Financial Corporation
(Dollars in thousands)

	Three Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average Balance	Interest (FTE)	Effective Yield/Rate(1)	Average Balance	Interest (FTE)	Effective Yield/Rate(1)	Average Balance	Interest (FTE)	Effective Yield/Rate(1)
Assets
Interest-earning assets:
Loans(1)(2)	$12,895,557	$135,301	4.18%	$9,470,650	$97,880	4.12%	$7,241,339	$75,905	4.16%
Taxable investment securities	1,065,453	4,687	1.76	687,259	2,575	1.50	609,406	2,044	1.34
Tax-exempt investment securities(1)	807,093	6,047	3.00	592,747	4,721	3.19	481,968	3,973	3.30
Other interest-earning assets	80,202	582	2.89	57,756	358	2.47	36,799	633	6.82
Interest-bearing deposits with the FRB and other banks and federal funds sold	307,802	744	0.96	249,731	454	0.72	87,952	116	0.52
Total interest-earning assets	15,156,107	147,361	3.87	11,058,143	105,988	3.82	8,457,464	82,671	3.89
Less: allowance for loan losses	(74,822)			(72,242)			(75,225)
Other assets:
Cash and cash due from banks	245,613			194,171			157,939
Premises and equipment	144,652			116,944			110,141
Interest receivable and other assets	1,793,118			953,714			524,905
Total assets	$17,264,668			$12,250,730			$9,175,224
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$2,680,241	$1,266	0.19%	$2,327,762	$961	0.16%	$1,816,694	$414	0.09%
Savings deposits	3,490,972	1,263	0.14	2,512,620	749	0.12	2,024,543	393	0.08
Time deposits	3,209,695	6,337	0.79	2,186,781	4,126	0.75	1,671,913	3,313	0.79
Short-term borrowings	949,292	875	0.38	593,903	459	3.10	405,713	110	0.11
Long-term borrowings	600,066	2,228	1.41	494,810	458	0.37	243,170	923	1.51
Total interest-bearing liabilities	10,930,266	11,969	0.44	8,115,876	6,753	0.33	6,162,033	5,153	0.33
Noninterest-bearing deposits	3,622,365	—	—	2,456,469	—	—	1,936,328	—	—
Total deposits and borrowed funds	14,552,631	11,969	0.33	10,572,345	6,753	0.25	8,098,361	5,153	0.25
Interest payable and other liabilities	147,094			118,717			76,516
Shareholders' equity	2,564,943			1,559,668			1,000,347
Total liabilities and shareholders' equity	$17,264,668			$12,250,730			$9,175,224
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.43%			3.49%			3.56%
Net Interest Income (FTE)		$135,392			$99,235			$77,518
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.56%			3.58%			3.64%

Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$135,392			$99,235			$77,518
Adjustments for taxable equivalent interest(1):
Loans		(838)			(777)			(652)
Tax-exempt investment securities		(2,107)			(1,649)			(1,390)
Total taxable equivalent interest adjustments		(2,945)			(2,426)			(2,042)
Net interest income (GAAP)		$132,447			$96.809			$75,476
Net interest margin (GAAP)		3.48%			3.49%			3.55%
(1) Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.
(2) Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2016 Operating Results

Average Balances, Tax Equivalent Interest and Effective Yields and Rates (Unaudited)(1)
Chemical Financial Corporation
(Dollars in thousands)

	Twelve Months Ended December 31, 2016			Twelve Months Ended December 31, 2015
	Average Balance	Interest (FTE)	Effective Yield/Rate(1)	Average Balance	Interest (FTE)	Effective Yield/Rate(1)
Assets
Interest-earning assets:
Loans(1)(2)	$9,304,573	$386,575	4.15%	$6,594,507	$274,341	4.16%
Taxable investment securities	706,567	10,989	1.56	683,612	8,786	1.29
Tax-exempt investment securities(1)	595,677	18,929	3.18	415,092	13,956	3.36
Other interest-earning assets	55,341	1,973	3.57	34,188	1,648	4.82
Interest-bearing deposits with the FRB and other banks and federal funds sold	194,637	1,555	0.80	123,735	510	0.41
Total interest-earning assets	10,856,795	420,021	3.87	7,851,134	299,241	3.81
Less: allowance for loan losses	(73,136)			(75,378)
Other assets:
Cash and cash due from banks	186,706			155,109
Premises and equipment	118,080			105,904
Interest receivable and other assets	948,710			444,459
Total assets	$12,037,155			$8,481,228
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$2,143,064	$3,277	0.15%	$1,661,592	$1,465	0.09%
Savings deposits	2,534,038	2,877	0.11	1,947,659	1,512	0.08
Time deposits	2,154,118	16,867	0.78	1,557,425	12,429	0.80
Short-term borrowings	571,510	1,660	0.29	420,529	453	0.11
Other borrowings	418,636	4,617	1.10	117,000	1,922	1.64
Total interest-bearing liabilities	7,821,366	29,298	0.37	5,704,205	17,781	0.31
Noninterest-bearing deposits	2,566,342	—	—	1,791,991	—	—
Total deposits and borrowed funds	10,387,708	29,298	0.28	7,496,196	17,781	0.24
Interest payable and other liabilities	102,726			65,704
Shareholders' equity	1,546,721			919,328
Total liabilities and shareholders' equity	$12,037,155			$8,481,228
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.50%			3.50%
Net Interest Income (FTE)		$390,723			$281,460
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.60%			3.58%

Reconciliation to Reported Net Interest Income
Net interest income, fully taxable equivalent (non-GAAP)		$390,723			$281,460
Adjustments for taxable equivalent interest(1):
Loans		(3,030)			(2,569)
Tax-exempt investment securities		(6,612)			(4,883)
Total taxable equivalent interest adjustments		(9,642)			(7,452)
Net interest income (GAAP)		$381,081			$274,008
Net interest margin (GAAP)		3.51%			3.49%
(1) Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%. The presentation of net interest income on a FTE basis is not in accordance with GAAP, but is customary in the banking industry.
(2) Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2016 Operating Results

Noninterest Income and Operating Expenses Information (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015

Noninterest income
Service charges and fees on deposit accounts	$8,414	$7,665	$6,337	$5,720	$6,398	$6,722	$6,445	$5,916
Wealth management revenue	6,034	5,584	5,782	5,201	5,151	4,725	5,605	5,071
Electronic banking fees	8,196	5,533	4,786	4,918	4,712	5,059	4,775	4,572
Mortgage banking revenue	14,420	4,439	1,595	1,405	1,606	1,436	1,688	1,403
Other fees for customer services	1,785	1,877	1,677	1,474	1,839	1,759	1,741	1,418
Gain on sale of investment securities	76	16	18	19	18	5	28	579
Gain on sale of branch offices	7,391	—	—	—	—	—	—	—
Other	7,948	2,656	702	682	328	509	392	316
Total noninterest income	$54,264	$27,770	$20,897	$19,419	$20,052	$20,215	$20,674	$19,275

	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015

Operating expenses
Salaries and wages	$47,936	$33,841	$26,887	$26,743	$27,341	$27,872	$25,535	$23,741
Employee benefits	9,695	6,724	6,240	7,147	5,630	6,113	6,176	5,512
Occupancy	7,644	5,462	5,514	4,905	4,620	4,781	4,386	4,426
Equipment and software	8,709	6,420	4,875	4,404	5,102	4,589	4,480	4,398
Outside processing and service fees	7,290	5,365	4,833	3,711	3,576	4,146	3,926	3,558
FDIC insurance premiums	2,813	1,849	1,338	1,407	1,482	1,441	1,337	1,225
Professional fees	2,304	1,472	1,020	1,036	1,112	1,235	1,258	1,237
Intangible asset amortization	1,843	1,292	1,195	1,194	1,341	1,270	987	791
Credit-related expenses	(1,029)	(371)	(1,331)	30	600	90	(192)	133
Transaction expenses	18,016	37,470	3,054	2,594	2,085	900	3,457	1,362
Other	9,081	6,620	5,460	5,716	4,935	5,828	5,435	4,637
Total operating expenses	$114,302	$106,144	$59,085	$58,887	$57,824	$58,265	$56,785	$51,020

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2016 Operating Results

Composition of Loans and Deposits and Additional Information on Intangible Assets (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

	Dec 31, 2016	Sept 30, 2016	Organic Growth - Three Months Ended Dec 31, 2016	Talmer Merger Aug 31, 2016	June 30, 2016	March 31, 2016	Dec 31, 2015	Organic Growth - Twelve Months Ended Dec 31, 2016

Composition of Loans
Commercial loan portfolio:
Commercial	$3,444,376	$3,435,283	0.3%	$1,453,628	$1,953,301	$1,922,259	$1,905,879	4.5%
Commercial real estate	3,746,064	3,497,670	7.1	1,359,451	2,157,733	2,143,051	2,112,162	13.0
Real estate construction	403,772	500,494	(19.3)	166,364	285,848	242,899	232,076	2.3
Subtotal - commercial loans	7,594,212	7,433,447	2.2	2,979,443	4,396,882	4,308,209	4,250,117	8.6
Consumer loan portfolio:
Residential mortgage	3,086,474	3,046,959	1.3	1,531,641	1,494,192	1,461,120	1,429,636	8.8
Consumer installment	1,433,884	1,335,707	7.4	158,835	1,048,622	897,078	877,457	45.3
Home equity	876,209	899,676	(2.6)	212,483	707,573	700,478	713,937	(7.0)
Subtotal - consumer loans	5,396,567	5,282,342	2.2	1,902,959	3,250,387	3,058,676	3,021,030	15.6
Total loans	$12,990,779	$12,715,789	2.2%	$4,882,402	$7,647,269	$7,366,885	$7,271,147	11.5%

	Dec 31, 2016	Sept 30, 2016	Organic Growth - Three Months Ended Dec 31, 2016	Talmer Merger Aug 31, 2016	June 30, 2016	March 31, 2016	Dec 31, 2015	Organic Growth - Twelve Months Ended Dec 31, 2016

Composition of Deposits
Noninterest-bearing demand	$3,341,520	$3,264,934	2.3%	$1,236,902	$2,007,629	$1,951,193	$1,934,583	8.8%
Savings	1,662,115	1,650,276	0.7	549,428	1,107,558	1,080,940	1,026,269	8.4
Interest-bearing demand	2,825,801	3,316,635	(14.8)	894,748	1,819,865	2,005,053	1,870,197	3.3
Money market accounts	2,033,319	1,692,656	20.1	699,739	969,566	1,006,271	978,306	36.3
Brokered deposits	226,429	474,902	(52.3)	403,210	173,092	186,143	207,785	(185.1)
Other time deposits	2,783,938	2,873,459	(3.1)	1,510,591	1,386,936	1,420,516	1,439,627	(11.6)
Total deposits	$12,873,122	$13,272,862	(3.0)%	$5,294,618	$7,464,646	$7,650,116	$7,456,767	1.6%

	December 31, 2016	Sept 30, 2016	June 30, 2016	March 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015	March 31, 2015

Additional Data - Intangibles
Goodwill	$1,133,534	$1,137,166	$286,867	$286,867	$287,393	$286,454	$285,512	$180,128
Loan servicing rights	58,315	51,393	9,677	10,478	11,122	11,540	12,307	11,583
Core deposit intangibles (CDI)	40,211	35,618	24,429	25,542	26,654	27,890	28,353	20,072
Noncompete agreements	—	82	164	246	328	434	541	—

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2016 Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Dec 31, 2016	Sept 30, 2016	June 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015	Mar 31, 2015
Nonperforming Assets
Nonperforming Loans(1):
Nonaccrual loans:
Commercial	$13,178	$13,742	$14,577	$19,264	$28,554	$26,463	$17,260	$18,904
Commercial real estate	19,877	19,914	21,325	25,859	25,163	24,969	25,287	24,766
Real estate construction	80	80	496	546	521	544	502	953
Residential mortgage	6,969	5,119	5,343	5,062	5,557	6,248	6,004	6,514
Consumer installment	879	378	285	360	451	536	393	433
Home equity	3,351	2,064	1,971	2,328	1,979	1,876	1,769	1,870
Total nonaccrual loans(1)	44,334	41,297	43,997	53,419	62,225	60,636	51,215	53,440
Other real estate and repossessed assets	17,187	20,730	8,440	9,248	9,935	11,207	14,197	14,744
Total nonperforming assets	$61,521	$62,027	$52,437	$62,667	$72,160	$71,843	$65,412	$68,184
Accruing loans contractually past due 90 days or more as to interest or principal payments, excluding acquired loans accounted for under ASC 310-30:
Commercial	11	221	3	370	364	122	711	52
Commercial real estate	277	739	3	—	254	216	56	148
Real estate construction	—	1,439	—	—	—	—	—	—
Residential mortgage	—	375	407	423	402	572	424	172
Consumer installment	—	—	—	—	—	—	—	—
Home equity	995	628	1,071	679	1,267	558	588	429
Total accruing loans contractually past due 90 days or more as to interest or principal payments	$1,283	$3,402	$1,484	$1,472	$2,287	$1,468	$1,779	$801
(1) Acquired loans, accounted for under Accounting Standards Codification 310-30, that are not performing in accordance with contractual terms are not reported as nonperforming loans because these loans are recorded in pools at their net realizable value based on the principal and interest the Corporation expects to collect on these loans.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2016 Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	Three Months Ended				Three Months Ended				Twelve months ended
	Dec 31, 2016	Sept 30, 2016	June 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	June 30, 2015	Mar 31, 2015	Dec 31, 2016	Dec 31, 2015
Allowance for loan losses - originated portfolio
Allowance for loan losses - beginning of period	$73,775	$71,506	$70,318	$73,328	$75,626	$74,941	$75,256	$75,183	$73,328	$75,183
Provision for loan losses	6,272	4,103	3,000	1,500	2,000	1,500	1,500	2,000	14,875	7,000
Net loan charge-offs:
Commercial	(336)	(150)	(1,153)	(3,115)	(2,207)	86	(36)	(424)	(4,754)	(2,581)
Commercial real estate	(280)	(154)	(187)	(440)	(624)	145	(581)	(415)	(1,061)	(1,475)
Real estate construction	36	(31)	—	(11)	—	(1)	(49)	(91)	(6)	(141)
Residential mortgage	(236)	(304)	8	(172)	(545)	(214)	(661)	(492)	(704)	(1,912)
Consumer installment	(823)	(1,137)	(486)	(602)	(770)	(782)	(590)	(649)	(3,048)	(2,791)
Home equity	(140)	(58)	6	(170)	(152)	(49)	102	144	(362)	45
Net loan charge-offs	(1,779)	(1,834)	(1,812)	(4,510)	(4,298)	(815)	(1,815)	(1,927)	(9,935)	(8,855)
Allowance for loan losses - end of period	$78,268	$73,775	$71,506	$70,318	$73,328	$75,626	$74,941	$75,256	$78,268	$73,328
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	—	—	—	—	—	—	—	500	—	500
Provision for loan losses	—	—	—	—	—	—	—	(500)	—	(500)
Allowance for loan losses - end of period	—	—	—	—	—	—	—	—	—	—
Total allowance for loan losses	$78,268	$73,775	$71,506	$70,318	$73,328	$75,626	$74,941	$75,256	$78,268	$73,328
Net loan charge-offs as a percent of average loans (quarterly amounts annualized)	0.06%	0.08%	0.10%	0.25%	0.24%	0.05%	0.12%	0.14%	0.11%	0.13%

	December 31, 2016	Sept 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	Sept 30, 2015	June 30, 2015	March 31, 2015

Originated loans	$7,458,401	$6,755,931	$6,378,934	$6,001,714	$5,807,934	$5,667,159	$5,351,010	$5,048,662
Acquired loans	5,532,378	5,959,858	1,268,335	1,365,171	1,463,213	1,549,036	1,683,733	654,212
Total loans	$12,990,779	$12,715,789	$7,647,269	$7,366,885	$7,271,147	$7,216,195	$7,034,743	$5,702,874

Allowance for loan losses as a percent of:
Total originated loans	1.05%	1.09%	1.12%	1.17%	1.26%	1.33%	1.40%	1.49%
Nonperforming loans	176.5%	178.6%	162.5%	131.6%	117.8%	124.7%	146.3%	140.8%
Credit mark as a percent of unpaid principal balance on acquired loans	3.1%	3.0%	4.1%	4.5%	4.4%	4.2%	3.9%	5.7%

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2016 Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Dollars in thousands)

	4th Quarter 2016	3rd Quarter 2016(2)	2nd Quarter 2016(2)	1st Quarter 2016(2)	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	Twelve months ended
									Dec 31, 2016	Dec 31, 2015

Non-GAAP Operating Results
Net Income
Net income, as reported	$47,168	$11,484	$25,775	$23,605	$25,504	$24,467	$19,024	$17,835	$108,032	$86,830
Transaction expenses	18,016	37,470	3,054	2,594	2,085	900	3,457	1,362	61,134	7,804
Gain on sales of branch offices	(7,391)	—	—	—	—	—	—	—	(7,391)	—
Loan servicing rights change in fair valuation	(6,352)	1,344	—	—	—	—	—	—	(5,008)	—
Significant items	4,273	38,814	3,054	2,594	2,085	900	3,457	1,362	48,735	7,804
Income tax benefit (1)	(1,496)	(12,822)	(1,069)	(908)	(730)	(315)	(798)	(477)	(16,295)	(2,320)
Significant items, net of tax	2,777	25,992	1,985	1,686	1,355	585	2,659	885	32,440	5,484
Net income, excluding significant items	$49,945	$37,476	$27,760	$25,291	$26,859	$25,052	$21,683	$18,720	$140,472	$92,314
Diluted Earnings Per Share
Diluted earnings per share, as reported	$0.66	$0.23	$0.67	$0.60	$0.66	$0.64	$0.54	$0.54	$2.17	$2.39
Effect of significant items, net of tax	0.04	0.52	0.05	0.05	0.04	0.01	0.07	0.03	0.64	0.15
Diluted earnings per share, excluding significant items	$0.70	$0.75	$0.72	$0.65	$0.70	$0.65	$0.61	$0.57	$2.81	$2.54
Return on Average Assets
Return on average assets, as reported	1.09%	0.37%	1.10%	1.02%	1.11%	1.05%	0.94%	0.98%	0.90%	1.02%
Effect of significant items, net of tax	0.07	0.85	0.09	0.07	0.06	0.03	0.13	0.05	0.27	0.07
Return on average assets, excluding significant items	1.16%	1.22%	1.19%	1.09%	1.17%	1.08%	1.07%	1.03%	1.17%	1.09%
Return on Average Shareholders' Equity
Return on average shareholders' equity, as reported	7.4%	2.9%	10.0%	9.3%	10.2%	9.8%	8.6%	9.0%	7.0%	9.4%
Effect of significant items, net of tax	0.4	6.7	0.7	0.6	0.5	0.3	1.2	0.5	2.1	0.6
Return on average shareholders' equity, excluding significant items	7.8%	9.6%	10.7%	9.9%	10.7%	10.1%	9.8%	9.5%	9.1%	10.0%
(1) Assumes transaction expenses and other significant items are deductible at an income tax rate of 35%, except for the impact of estimated nondeductible expenses incurred in periods when the Corporation completes merger and acquisition transactions.
(2) The third quarter, second quarter and first quarter of 2016 information is revised to reflect the impact of the early adoption of ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting." The early adoption resulted in $752 thousand, $68 thousand and $343 thousand of excess tax benefits recognized within "Income tax expense" during the three months ended September 30, June 30 and March 31, 2016, respectively, rather than previously recognized directly into equity within "Additional paid-in-capital."

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2016 Operating Results

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Chemical Financial Corporation
(Dollars in thousands, except per share data)

	4th Quarter 2016	3rd Quarter 2016	2nd Quarter 2016	1st Quarter 2016	4th Quarter 2015	3rd Quarter 2015	2nd Quarter 2015	1st Quarter 2015	Twelve months ended
									Dec 31, 2016	Dec 31, 2015

Efficiency Ratio
Net interest income	$132,447	$96,809	$77,495	$74,330	$75,476	$73,617	$65,735	$59,180	$381,081	$274,008
Noninterest income	54,264	27,770	20,897	19,419	20,052	20,215	20,674	19,275	122,350	80,216
Total revenue - GAAP	186,711	124,579	98,392	93,749	95,528	93,832	86,409	78,455	503,431	354,224
Net interest income FTE adjustment	2,945	2,426	2,138	2,133	2,042	2,031	1,790	1,589	9,642	7,452
Loan servicing rights change in fair valuation	(6,352)	1,344	—	—	—	—	—	—	(5,008)	—
Gains on sale of branches	(7,391)	—	—	—	—	—	—	—	(7,391)	—
Gains from sale of investment securities and closed branch locations	(76)	(301)	(123)	(169)	(42)	(111)	(47)	(579)	(669)	(779)
Total revenue - Non-GAAP	$175,837	$128,048	$100,407	$95,713	$97,528	$95,752	$88,152	$79,465	$500,005	$360,897
Operating expenses - GAAP	$114,302	$106,144	$59,085	$58,887	$57,824	$58,265	$56,785	$51,020	$338,418	$223,894
Transaction expenses	(18,016)	(37,470)	(3,054)	(2,594)	(2,085)	(900)	(3,457)	(1,362)	(61,134)	(7,804)
Amortization of intangibles	(1,843)	(1,292)	(1,195)	(1,194)	(1,341)	(1,270)	(987)	(791)	(5,524)	(4,389)
Operating expenses - Non-GAAP	$94,443	$67,382	$54,836	$55,099	$54,398	$56,095	$52,341	$48,867	$271,760	$211,701
Efficiency ratio - GAAP	61.2%	85.2%	60.1%	62.8%	60.5%	62.1%	65.7%	65.0%	67.2%	63.2%
Efficiency ratio - adjusted	53.7%	52.6%	54.6%	57.6%	55.8%	58.6%	59.4%	61.5%	54.4%	58.7%

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Tangible Book Value
Shareholders' equity, as reported	$2,581,526	$2,563,666	$1,050,299	$1,032,291	$1,015,974	$998,363	$980,791	$810,501
Goodwill, CDI and noncompete agreements, net of tax	(1,155,617)	(1,154,121)	(297,044)	(297,821)	(299,123)	(299,681)	(299,109)	(187,991)
Tangible shareholders' equity	$1,425,909	$1,409,545	$753,255	$734,470	$716,851	$698,682	$681,682	$622,510
Common shares outstanding	70,599	70,497	38,267	38,248	38,168	38,131	38,110	32,847
Book value per share (shareholders' equity, as reported, divided by common shares outstanding)	$36.57	$36.37	$27.45	$26.99	$26.62	$26.18	$25.74	$24.68
Tangible book value per share (tangible shareholders' equity divided by common shares outstanding)	$20.20	$19.99	$19.68	$19.20	$18.78	$18.32	$17.89	$18.95

Tangible Shareholders' Equity to Tangible Assets
Total assets, as reported	$17,355,179	$17,383,637	$9,514,172	$9,303,632	$9,188,797	$9,264,554	$9,020,725	$7,551,635
Goodwill, CDI and noncompete agreements, net of tax	(1,155,617)	(1,154,121)	(297,044)	(297,821)	(299,123)	(299,681)	(299,109)	(187,991)
Tangible assets	$16,199,562	$16,229,516	$9,217,128	$9,005,811	$8,889,674	$8,964,873	$8,721,616	$7,363,644
Shareholders' equity to total assets	14.9%	14.7%	11.0%	11.1%	11.1%	10.8%	10.9%	10.7%
Tangible shareholders' equity to tangible assets	8.8%	8.7%	8.2%	8.2%	8.1%	7.8%	7.8%	8.5%